UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 26, 2011

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Patrick Industries, Inc. (the “Company”) was held on May 26, 2011.  The total shares outstanding on the record date, March 30, 2011, were 9,460,189.  The total shares voted at the meeting in person or by proxy were 9,031,127, which represented 95.46% of the total outstanding eligible votes.  At the Annual Meeting, the Company’s shareholders elected eight directors to the Company’s Board of Directors, and ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2011.  The results of the matters voted upon at the annual meeting of shareholders are as follows:

Proposal 1 – Election of eight directors to the Board of Directors to serve until the 2012 Annual Meeting.

Directors	For	Withheld	Broker Non-Votes
Terrence D. Brennan	7,559,570	28,078	1,443,479
Joseph M. Cerulli	6,518,790	1,068,858	1,443,479
Todd M. Cleveland	6,548,910	1,038,738	1,443,479
Paul E. Hassler	6,546,544	1,041,104	1,443,479
Keith V. Kankel	7,558,978	28,670	1,443,479
Andy L. Nemeth	6,547,856	1,039,792	1,443,479
Larry D. Renbarger	7,349,286	238,362	1,443,479
Walter E. Wells	7,566,127	21,521	1,443,479

Proposal 2 – Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2011.  There were no broker non-votes.

For	Against	Abstain
9,020,944	8,011	2,172

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

DATE: May 27, 2011	BY:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer